CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 21, 2012 on the financial statements as of June 20, 2012 of Brown Advisory Tax Exempt Bond Fund and Brown Advisory Winslow Sustainability Fund, each a series of Brown Advisory Funds.  Such financial statements are included in the Registration Statement on Form N-1A of Brown Advisory Funds.   We also consent to the references to our Firm in such Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 22, 2012